UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2014

USmart Mobile Device Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1703, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Philip Lo

On December 30, 2014, Mr Philip Lo resigned as the Chief Financial Officer of USmart Mobile Device Inc. (the “Company”) due to personal reason. Mr Lo confirmed that his resignation was not due to any disagreement with the Company.

Appointment of Eddy Wong

On December 30, 2014, the Board of the Company appointed Mr Eddy Wong as the Company’s Chief Financial Officer. Mr Wong will perform the services and duties that are normally and customarily associated with the CFO position as well as other associated duties as our Board and Chief Executive Officer reasonably determine.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr Wong.

Related Party Transactions

There are no related party transactions involving Mr Wong that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements which Mr Wong is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr Wong’s appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USmart Mobile Device Inc.

By:	/s/ Ben Wong
Ben Wong
Chief Executive Officer

Date: December 31, 2014